CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporations by reference in this Registration Statement on Form N-14 of our report dated November 16, 2015, relating to the financial statements and financial highlights which appear in the September 30, 2015 Annual Report to Shareholders of Franklin Rising Dividends Fund.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

January 11, 2016